Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated Comcast Corporation as the “Designated Filer” for purposes of the attached Form 4:

1.	NBCUniversal, LLC 30 Rockefeller Plaza New York, NY 10112
2.	NBCUniversal Media, LLC 30 Rockefeller Plaza New York, NY 10112

Date of Event Requiring Statement: April 16, 2020

Issuer Name and Ticker or Trading Symbol: Peloton Interactive, Inc. [PTON]

NBCUNIVERSAL, LLC

By:	/s/ Thomas J. Reid
Name: Thomas J. Reid
Title: Executive Vice President

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Thomas J. Reid
Name: Thomas J. Reid
Title: Executive Vice President

Date: April 17, 2020